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Fortis Investors, Inc.
P.O. Box 64284
St. Paul, MN 55164
Telephone (612) 738-4000
Toll Free 1-(800) 800-2638


                             DEALER SALES AGREEMENT

________________________________________, a Dealer sales organization
("the Dealer") currently registered in good standing with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. ("NASD"), and all necessary state regulators, with principal offices at ________________________________________, hereby accepts membership in a selling group to distribute the following products ("products") (check applicable boxes) available through Fortis INVESTORS, INC. ("Investors"):

| | Mutual Funds    Contracts issued by Fortis Benefits Insurance Company
                    ("Fortis Benefits"):

                    | | Variable Universal Life Insurance

                    | | Variable Annuity

                    | | Fixed Annuity

Upon execution of this Agreement, the Dealer may participate in the distribution of these products, subject to the following terms and to those contained in the applicable product supplement(s) to this Agreement.

   1. COMPENSATION - The compensation payable shall be that described in the attached product supplement(s); or in subsequent supplements which may be sent to the Dealer.

   2. DEALER ACTS FOR OWN ACCOUNT - In all sales of these products to the public, the Dealer shall act as Dealer for its own account and not as agent for Investors, the issuers of the products underwritten by Investors, or any other Dealer.

   3.   SUITABILITY - The Dealer is responsible for determining suitability.

   4.   ORDERS - Orders to purchase or redeem interests in Investors' products:
        1) must be placed as described in the product's current Prospectus;
        2) must be unconditional; 3) are subject to acceptance by Investors or Fortis Benefits or both, as the case may be, and 4) become effective as described in the current Prospectus.

        Investors and Fortis Benefits have the right in their sole discretion to reject for any reason any order or insurance or annuity application. In addition, with respect to insurance products, many state insurance departments require that owners be given a right of withdrawal. In the event that such a right of withdrawal is exercised, or such a refund is made, the Dealer agrees to promptly repay any compensation received as a result of such sale, and that if such repayment is not

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        made promptly, any such unrepaid compensation may be deducted from any other sums owed the Dealer by Investors or Fortis Benefits.

   5. PAYMENT - All purchases shall be paid for as described in the product's current Prospectus. Otherwise, Investors reserves the right, without notice, to immediately cancel the sale and, at its option, to hold the Dealer responsible for any resulting loss suffered by Investors, Fortis Benefits, or the issuer of the product.

   6. REPRESENTATIONS - (a) The Dealer is not authorized to make any representations concerning these products except those contained in the then current Prospectus, Statement of Additional Information, or in current material furnished by Investors which is officially designated as approved advertising or sales literature.

        (b) The Dealer agrees not to sell, or offer for sale, any product available hereunder unless it has met all necessary federal, NASD, and state regulatory licensing and other requirements for doing so, including any Prospectus and Statement of Additional Information delivery requirements and Section 26 of Article III of the NASD Rules of Fair Practice (which pertains to the sale of investment company securities); and agrees to be solely responsible for the proper licensing, conduct, and supervision of its representatives. Expulsion of either party from the NASD will automatically terminate this Agreement without notice.

   7. INDEBTEDNESS - Compensation payable under this Agreement or any other agreement with Investors or an affiliated company will be subject to offsets to repay any indebtedness or claims now due, or which may become due at any time from the Dealer to Investors or such affiliate. Investors or such affiliate will have a lien on all such compensation, as security for the payment of any and all such debts or claims, and Investors will have the right to deduct any monies due from such compensation, together with legal interest, without any requirement that it first obtain the Dealer's consent or give the Dealer notice.

        This lien and assignment will not be distinguished by the termination of this Agreement and will be binding upon the Dealer's successors, executors, administrators and assigns. Upon termination of this Agreement, all monies and indebtedness due Investors will be payable immediately upon demand, together with interest payable at the legal rate from the date of such termination.

   8. OTHER - (a) The dealer agrees to comply with the terms of this Agreement and all of Investors' or Fortis Benefits' procedures for the sale of these products, and agrees that no failure, neglect or forbearance by Investors or Fortis Benefits to require strict performance of any such requirements shall be construed as a waiver of their rights or privileges hereunder.

        (b) This Agreement may be terminated by either party upon seven days' written notice.

        (c) All written communications to Investors or Fortis Benefits shall be sent to the address on the product's current Prospectus. Any notice to the Dealer shall be duly given if mailed or telegraphed to the address shown in the Agreement or the last known address of record.

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        (d) This Agreement becomes effective only when accepted and signed by
        Investors, and shall be construed in accordance with Minnesota Law.

        (e) There is a corresponding product supplement to this Agreement for each of the boxes checked in the first paragraph of this Agreement (mutual fund, variable universal life insurance, variable annuity, or fixed annuity), which contains additional information. Such supplements may be amended by Investors from time to time and the amendments shall become effective automatically the first time the Dealer places an order for the product following its receipt of the amended supplement.



____________________________________        ____________________________________
           (Dealer Name)                         (Tax Identification Number)



____________________________________        ____________________________________
          (By: Signature)                              Street Address



____________________________________        ____________________________________
        (Please Print Name)



____________________________________        ____________________________________
              Title                                   City, State, Zip



                                            for Fortis Investors, Inc.
                                            accepted by:





                                            ____________________________________



                                            ____________________________________
                                                       Date Accepted


  NOTE: Please sign and return both copies of this Dealer Sales Agreement to Fortis Investors, Inc. Upon acceptance, one countersigned copy will be returned for your files.

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                                   EXHIBIT 3c
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Fortis Investors, Inc.
P.O. Box 53284
St. Paul, MN 55164
Telephone (612) 738-4000
Toll Free 1-(800) 800-2638


                             NEW YORK SUPPLEMENT TO
                             DEALER SALES AGREEMENT

The Dealer indicated below (the "Dealer") and Fortis Investors, Inc. ("Investors") do hereby enter into this supplementary agreement as an amendment to the Dealer Sales Agreement previously entered into between the Dealer and Investors (the "Agreement"). The purpose of this amendment is to enable the Dealer to sell the variable annuity products issued by First Fortis Life Insurance Company ("First Fortis Products") in the State of New York in addition to the variable annuity products of Fortis Benefits Insurance Company ("Fortis Benefits Products") in other states. For this purpose, it is agreed as follows:

1.   PRODUCT DISTRIBUTION AUTHORIZATION

     The Dealer is hereby authorized to participate in the distribution of First Fortis Products in the State of New York, subject to the following terms and conditions.

2.   DUTIES AND OBLIGATIONS

     The duties, rights, and obligations of Investors and Dealers associated with the distribution of First Fortis Products, and the limitations associated therewith, shall be the same as those set forth in the Agreement relating to the distribution of Fortis Benefits Products.

3.   COMPENSATION

     The Dealer shall be entitled to compensation for the sale of First Fortis Products as follows. The Dealer sales commission is 6% of the purchase amount (3.5% if the owner is 80-84 years old, 1.75% if 85-90). Commissions will be paid twice monthly. There is no commission on sales accomplished through exchange of products. Investors reserves the right to revise the compensation payable herein from time to time, but any such revision will apply only to purchase payments received after the effective date of such revision.

4.   ORDERS

     Applications to purchase First Fortis Products, together with a remittance for the full amount of the order (made payable to "First Fortis Life Insurance Company") should be sent to P.O. Box 3209, Syracuse, NY 13220.

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____________________________________        ____________________________________
Dealer                                          Tax Identification Number


By: ________________________________        ____________________________________
                                                Street Address


Title: _____________________________        ____________________________________
                                                City          State          Zip


                                            for FORTIS INVESTORS, INC.
                                            accepted by:



____________________________________        ____________________________________
Date Accepted




NOTE: Please sign and return both copies of this Dealer Sales Agreement to Fortis Investors, Inc. Upon acceptance, one countersigned copy will be returned for your files.


















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